Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-11 (No. 333-119265) of Corporate Property Associates 16 - Global Incorporated of our report dated March 22, 2007 relating to the financial statements and financial statement schedules, which appear in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New York, New York
March 22, 2007
CPA®:16 – Global 2006 10-K — 73